Exhibit 10.23

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

VIA CERTIFIED MAIL

August 24, 2017

The Regents of the University of Michigan

Office of Research and Sponsored Projects

3003 S. State St. Room 1070

Ann Arbor, MI 48109-1274

Attn:  Anthony L. Neilsen, J.D.

RE:	Research Agreement between Kura Oncology, Inc. (“Kura”) and The Regents of the University of Michigan (the “University”) dated February 15, 2015 (the “Research Agreement”)
(Amendment 6 to the Patent License Agreement dated December 22, 2014)

Dear Anthony:

Pursuant to Section 8.2 of the Research Agreement, we hereby give notice of the exercise by Kura of its option to obtain an exclusive royalty-bearing license to the University’s interest in the patent application numbered […***…].  Effective upon this notice, the Patent License Agreement between the University and Kura is deemed amended (Amendment 6) to add the above-referenced patent application to subsection (ii)(a) of the definition of PATENT RIGHTS under such agreement.

Please let me know if you have any questions.

Sincerely,

/s/ Annette North

Annette North

SVP, General Counsel

cc:  Ed Pagani, Ph.D., Associate Director,
  University of Michigan

***Confidential Treatment Requested

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